UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12

ARAMARK Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE FOLLOWING PRESENTATION WAS GIVEN TO MEMBERS OF ARAMARK

MANAGEMENT ON SEPTEMBER 18, 2006.

“Going Private” Transaction Summary ELC Meeting September 18, 2006

• “Going Private” Transactions • Description of ARAMARK Transaction • Sources of Financing • Background on Sponsors • Equity Structure • The Effect of Financial Leverage

Important Additional Information Regarding the Merger will be filed with the SEC.
In connection with the proposed merger, ARAMARK has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”).  INVESTORS AND SECURITY
HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT
BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION
ABOUT THE MERGER AND THE PARTIES TO THE MERGER.  Investors and security holders may obtain a free copy of the proxy statement and other documents filed by ARAMARK at the SEC website at http://
www.sec.gov.
The definitive proxy statement (when available) and
other documents also may be obtained for free from ARAMARK by directing such request to
ARAMARK Corporation, Investor Relations Department, ARAMARK Tower, 1101 Market
Street, Philadelphia, Pennsylvania 19107, telephone (215) 238-3708.
ARAMARK and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the merger.  Information concerning the interests of ARAMARK’s participants in the solicitation, which may be different than those of ARAMARK stockholders generally, is set forth in ARAMARK’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the merger.

“Going Private” Transactions
• Huge amounts of equity capital have been raised by private investment firms (“sponsors”)
– Estimated to exceed $550 billion so far this year
– Top 10 investment firms funds total $115 billion
• Additionally, significant amounts of borrowing capacity is available through debt markets at attractive rates
• Public company stock valuations are down over past 5 years
– S&P P/E down from 23x to 15x since end of 2001
– ARAMARK P/E down from 21x to 16x since end of 2001
through April 28
th
, 2006

“Going Private” Transactions
• These circumstances have led to a sharp increase in
“Going Private” transactions
• Announced deals this year exceed $180 billion
• Major deals announced recently include:
– Hospital Corp. of America - $33 B
– Kinder Morgan - $22 B
– Albertson’s - $17 B
– GMAC - $15 B
– Univision - $14 B
– VNU - $12 B
– ARAMARK - $8 B
– Michael’s Stores - $6 B
– Travelport - $4 B
– West Corp. - $4 B

“Going Private” Transactions
While ARAMARK stock has outperformed its peers and the overall equity market, it has not matched the company’s performance
-60%
-40%
-20%
0%
20%
40%
“Relative” Performance
(IPO through 4/28/06)
“Absolute” Performance
(2001-2005)
0%
20%
40%
60%
80%
Sales Oper Inc EPS Stock
Price
RMK S&P
CTAS
SDX
CMP

ARAMARK Transaction
• Substantially all shares will be cashed out at $33.80 per share
– Unvested options and RSU’s will vest and “spreads” paid
in cash
• Existing debt will be repaid
• Funds will come from new equity (sponsors plus management)
and new debt
Uses
Repurchase Existing Equity $6.2 B
Repay Existing Debt 2.0
Fees & Other 0.3
Total $8.5 B
Sources
New Equity $1.8 - $1.9 B
New Debt 6.7 - 6.6 B
Total $8.5 - $8.5 B

Debt Structure
Bank Revolving Credit $0.6B $ 0
Bank Term Loan 3.8 3.8
Senior Unsecured 1.7 1.7
Subordinated 0.8 0.8
Existing 0.3 0.3
Total Committed / Used $7.2B $6.6B
Allowable Acquisition Facility $0.7B $ 0
Commitment Used

Sources of Financing
• Equity will come from the four sponsors and
management (ELC)
• Debt has been committed by JPMorgan and
Goldman Sachs and will be syndicated in both the
bank and public debt markets prior to closing
– Additional financing will be available to fund
acquisitions

Background on Sponsors
• The four private equity firms are
– Goldman Sachs Capital Partners and JPMorgan Partners
are affiliates of Goldman Sachs and JPMorgan
» Longstanding relationships with ARAMARK
(JPMorgan -25 yrs; Goldman Sachs - 40 yrs)
» Both were leading outside investors in ARAMARK’s
1984 LBO
» Combined Equity funds of both firms approach $20B
– Warburg Pincus and Thomas H. Lee are longstanding private
investment firms whose combined funds approach $30B
» Have reputation as long-term investors working with solid
management teams

Equity Sponsors Major Investments
Goldman Sachs
-
Burger King
-
NALCO
-
SunGuard
JPMorgan
-
Safety Kleen
-
Cabela’s
-
Pinnacle Foods
Thomas H. Lee
-
Dunkin Brands
-
Houghton Mifflin
-
Warner Music Group
-
GNC
Warburg Pincus
-
Neiman Marcus
-
Mattel
-
Mellon Financial

Equity Structure
• Management (ELC) investment of approximately
$300 million
– Joe Neubauer - $200 million
– Other ELC Management – $100 million
• Sponsors will invest remainder of equity
($1.5 – 1.7 billion)
• Initial Management ownership will be 15-17%
– Potential ownership of up to one-third through
options

Management Equity
• Purchased shares
• Stock option grants of 15.5% of fully diluted equity
– 11% granted up-front at transaction price
– 4.5% available over next 4 years
– Four year vesting
» 50% time-vested
» 50% subject to EBIT achievement
• ARAMARK may “call” shares and mgmt. investor may “put”
stock to company upon departure
– Subject to overall annual company limitations

Management Equity
• Sources of funds
– Personal funds / own assets
– Cashout of options, RSU’s, etc.
– Mgmt. investor loan program will be available through several banks
» Guideline terms; actual amounts / terms subject to individual credit decisions
» Expect interest rates in the 7.5 - 8.0% range, estimated 5 year term with lower annual principal amortization (about 15%) in early years

The Effect of Financial Leverage –
Home Purchase Example
$0
$250
$500
$750
$1,000
100% Equity Financed
10%
Purchase Price: $500,000
Mortgage -0-
Equity In $500,000
Sales Price (+10%) $550,000
Mortgage -0-
Interest -0-
Equity Out $550,000
ROE
10%

The Effect of Financial Leverage –
Home Purchase Example
Purchase Price: $1,500,000
Mortgage -1,000,000
Equity In $500,000
Sales Price (+10%) $1,650,000
Mortgage -1,000,000
Interest -50,000
Equity Out $600,000
ROE 20%
$0
$600
$1,200
$1,800
20%
10%
Use of 2/3 Debt Financing boosts equity return
2/3 Mortgage Financed